Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Lions Gate Entertainment Corp.:

Form S-3	Form S-8

No. 333-222926	No. 333-221609
No. 333-208136	No. 333-212792
No. 333-207964	No. 333-213945
No. 333-203280	No. 333-198972
No. 333-202900	No. 333-184186
No. 333-176656	No. 333-146296
No. 333-144231	No. 333-146251
No. 333-131975	No. 333-145068
No. 333-122275
No. 333-111022
No. 333-107266

of our report dated May 23, 2018, with respect to the consolidated financial statements of Pop Media Group, LLC, included in Lions Gate Entertainment Corp.'s Annual Report on Form 10-K for the year ended March 31, 2018.

/s/Ernst & Young LLP

Los Angeles, California
May 23, 2018